Exhibit 21.1
COVANTA HOLDING CORPORATION - LIST OF SUBSIDIARIES

Company Name	Jurisdiction of Incorporation
Advanced Waste Carriers, Inc.	Wisconsin
Advanced Waste Services of Illinois, LLC	Illinois
Advanced Waste Services of Indiana, Inc.	Wisconsin
Advanced Waste Services of Iowa, LLC	Iowa
Advanced Waste Services of Ohio, LLC	Ohio
Advanced Waste Services of Pennsylvania, LLC	Pennsylvania
Advanced Waste Services, Inc.	Illinois
Burney Mountain Power	California
Camden County Energy Recovery Associates, L.P.	New Jersey
Chesapeake Waste Solutions, Inc.	Delaware
Covanta 4Recovery Philadelphia LLC	Delaware
Covanta 4Recovery Transfer Systems LLC	Delaware
Covanta Abington Transfer Solutions LLC	Delaware
Covanta Alexandria/Arlington, Inc.	Virginia
Covanta ARC LLC	Delaware
Covanta B-3, LLC	New York
Covanta Babylon, Inc.	New York
Covanta Bristol, Inc.	Connecticut
Covanta Burnaby Renewable Energy ULC	Quebec
Covanta Camden GP, LLC	Delaware
Covanta Company of SEMASS, LLC	Delaware
Covanta Connecticut (S.E.), LLC	Delaware
Covanta Dade Metals Recovery LLC	Florida
Covanta Dade Renewable Energy, LLC	Florida
Covanta Delano, Inc.	Delaware
Covanta Delaware Valley II, LLC	Delaware
Covanta Delaware Valley OP, LLC	Delaware
Covanta Delaware Valley, L.P.	Delaware
Covanta Durham York Renewable Energy Limited Partnership	Nova Scotia
Covanta Energy (Ireland) Limited	Ireland
Covanta Energy Americas, Inc.	Delaware
Covanta Energy Asia Holdings Ltd.	Mauritius
Covanta Energy Asia Pacific Holdings Limited	China
Covanta Energy Asia Pacific Limited	Hong Kong
Covanta Energy China (Delta) Ltd.	Mauritius
Covanta Energy China (Gamma) Ltd.	Mauritius
Covanta Energy Group, LLC	Delaware
Covanta Energy India (Balaji) Ltd.	Mauritius
Covanta Energy International Investments Limited	Mauritius
Covanta Energy Limited	United Kingdom
Covanta Energy, LLC	Delaware
Covanta Energy Marketing LLC	Delaware

Covanta Environmental Solutions, Inc.	Delaware
Covanta Energy Philippine Holdings, Inc.	Philippines
Covanta Essex Company	New Jersey
Covanta Essex II, LLC	Delaware
Covanta Essex LLC	Delaware
Covanta Europe Engineering Limited	Ireland
Covanta Europe Holdings S.a.r.l.	Luxembourg
Covanta Europe Operations Limited	Ireland
Covanta Fairfax, Inc.	Virginia
Covanta Five Ltd.	Mauritius
Covanta Gold River Renewable Energy Limited Partnership	Nova Scotia
Covanta Harrisburg, Inc.	Delaware
Covanta Haverhill Associates, LLC	Massachusetts
Covanta Haverhill, Inc.	Massachusetts
Covanta Hempstead Company	New York
Covanta Hempstead II, LLC	Delaware
Covanta Hennepin Energy Resource Co., LLC	Delaware
Covanta Hillsborough, Inc.	Florida
Covanta Holding Corporation	Delaware
Covanta Honolulu Resource Recovery Venture, LLC	Hawaii
Covanta Hudson Valley Renewable Energy LLC	Delaware
Covanta Huntington, LLC	Delaware
Covanta Huntsville, Inc.	Alabama
Covanta Hydro Operations West, Inc.	Delaware
Covanta Ince Park Limited	United Kingdom
Covanta Indianapolis, Inc.	Indiana
Covanta Kent, Inc.	Michigan
Covanta Lake II, Inc.	Florida
Covanta Lancaster, Inc.	Pennsylvania
Covanta Lee, Inc.	Florida
Covanta Long Beach Renewable Energy Corp.	Delaware
Covanta MacArthur Renewable Energy, Inc.	New York
Covanta Maine, LLC	Illinois
Covanta Marion Land Corp.	Oregon
Covanta Marion, Inc.	Oregon
Covanta Mendota, LLC	California
Covanta Metals Marketing LLC	Delaware
Covanta Montgomery, Inc.	Maryland
Covanta Niagara I, LLC	Delaware
Covanta Onondaga Limited Partnership	Delaware
Covanta Onondaga Two, LLC	Delaware
Covanta Operations of Union LLC	New Jersey
Covanta OPW Associates, Inc.	Connecticut
Covanta Pasco, Inc.	Florida
Covanta Pittsfield, LLC	New York
Covanta Plymouth Renewable Energy, LLC	Delaware

Covanta Power International Holdings, Inc.	Delaware
Covanta Projects of Wallingford, LLC	Delaware
Covanta Projects, LLC	Delaware
Covanta Rookery South Limited	United Kingdom
Covanta SECONN LLC	Delaware
Covanta SEMASS, LLC	Delaware
Covanta Southeastern Connecticut Company	Connecticut
Covanta Southeastern Connecticut, L.P.	Delaware
Covanta Springfield, LLC	New York
Covanta Stanislaus, Inc.	California
Covanta Sustainable Solutions, LLC	Delaware
Covanta TARTECH LLC	Delaware
Covanta Tulsa Renewable Energy LLC f/k/ Covanta WBH, LLC	Delaware
Covanta Union, LLC	New Jersey
Covanta Wallingford Associates, Inc.	Connecticut
Covanta Warren Energy Resource Co., LLC	Delaware
Covanta Waste to Energy Asia Limited	Hong Kong
Covanta Waste to Energy Asia Ltd.	Mauritius
Covanta Waste to Energy of Italy, Inc.	Delaware
Covanta York Renewable Energy LLC	Delaware
DSS Environmental, Inc.	New York
Dublin Waste to Energy (Holdings) Limited	Ireland
Dublin Waste to Energy Group (Holdings) Limited	Ireland
Dublin Waste to Energy Limited	Ireland
Dublin Waste to Energy Supply Limited	Ireland
ECOvanta, LLC	Delaware
Edison (Bataan) Cogeneration Corporation	Philippines
Enereurope Holdings III, B.V	Netherlands
Environmental Compliance Management, Inc.	Florida
GARCO, Inc.	North Carolina
Hidro Operaciones Don Pedro S.A.	Costa Rica
Ince Park, LLP	United Kingdom
Koma Kulshan Associates L.P.	California
Mount Kisco Transfer Station, Inc.	New York
MSW Energy Finance Co. II, Inc.	Delaware
Mt. Lassen Power	California
OLMEC Insurance Ltd.	Bermuda
Pacific Oroville Power, Inc.	California
Peabody Monofill Associates, Inc.	Massachusetts
Recoil, Inc.	Pennsylvania
Recycling Industries Transfer Station, LLC	New York
SEMASS Partnership	Massachusetts
South Fork II Associates Limited Partnership	Washington
Taixing Covanta Yanjiang Cogeneration Co Ltd.	China
TransRiver Canada Incorporated	Nova Scotia
Waste Recovery Solutions, Inc.	Florida